Exhibit 99.1

Candel Therapeutics to Host Virtual R&D Day on December 6, 2022

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New clinical data to be presented from the Company’s phase 2 clinical trial of CAN-2409 in combination with anti-PD-1 agents in patients with late-stage non-small cell lung cancer.
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Recent clinical data for CAN-3110 and CAN-2409 in high-grade glioma to be presented.
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Scientific rationale for the recently announced collaboration with the University of Pennsylvania using Candel’s enLIGHTEN™ discovery platform to be discussed.
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Premier experts and thought leaders in immunology and oncology to share perspectives on broad, potential, therapeutic combination synergies and growing opportunity for Candel’s novel viral immunotherapies.

NEEDHAM, Mass., November 29, 2022 (GLOBE NEWSWIRE) -- Candel Therapeutics, Inc. (“Candel” or “the Company”) (Nasdaq: CADL), a clinical stage biopharmaceutical company developing novel viral immunotherapies, today announced it will host a virtual Research and Development (R&D) Day from 11:00 am – 1:30 pm ET on Tuesday, December 6, 2022.

Candel’s first R&D Day will include presentations from its executive leadership, clinical investigators, scientific advisors, and key collaborators. The event will provide an extensive overview of the Company’s viral immunotherapy approach and oncology-focused pipeline, with new data being presented from its phase 2 clinical trial of CAN-2409 in combination with anti-PD-1 agents in patients with stage III/IV non-small cell lung cancer (NSCLC). The event will conclude with an interactive Q&A session. Click here to register for the event.

The event will include the following presenters:

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Introduction to Candel Therapeutics
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Paul Peter Tak, MD, PhD, FMedSci, President and Chief Executive Officer, Candel Therapeutics

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Intratumor viral immunotherapy: a new approach to induce systemic anti-tumor immunity

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James P. Allison, PhD, Regental Professor and Chair of the Department of Immunology, MD Anderson Cancer Center and Director, Parker Institute for Cancer Research

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Clinical perspective on viral immunotherapy
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Padmanee Sharma, MD, PhD, Professor of Genitourinary Medical Oncology and Immunology, MD Anderson Cancer Center

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Phase 2 clinical trial of CAN-2409 treatment in NSCLC
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Charu Aggarwal, MD, MPH, Associate Professor for Lung Cancer Excellence, Perelman School of Medicine, University of Pennsylvania

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Daniel H. Sterman, MD, Professor and Director, Pulmonary, Critical Care and Sleep Medicine, NYU Langone Health

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Roy Herbst, MD, PhD, Ensign Professor of Medicine, Professor of Pharmacology and Chief of Medical Oncology, Yale Cancer Center

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Phase 1 clinical trial of CAN-2409 combined with nivolumab and standard of care in first-line treatment with high-grade glioma
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Patrick Y. Wen, MD, Director, Center for Neuro-Oncology, Dana-Farber Cancer Institute and Professor, Neurology, Harvard Medical School

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Phase 1 clinical trial of CAN-3110 in recurrent high-grade glioma
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E. Antonio Chiocca, MD, PhD, Chair, Department of Neurosurgery, Brigham and Women’s Hospital and Professor, Harvard Medical School

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The enLIGHTEN™ Discovery Platform
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Francesca Barone, MD, PhD, Chief Scientific Officer, Candel Therapeutics

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UPenn – Candel discovery partnership: Combination therapy to overcome CAR-T resistance in solid tumors
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Carl H. June, MD, Richard W. Vague Professor in Immunotherapy and Director, Center for Cellular Immunotherapies and Parker Institute for Cancer Therapy, Perelman School of Medicine, University of Pennsylvania

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Neil C. Sheppard, DPhil, Adjunct Associate Professor of Pathology and Laboratory Medicine, Head of the T Cell Engineering Lab, and Director for Research Technologies and Innovation, Center for Cellular Immunotherapies, Perelman School of Medicine, University of Pennsylvania

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Interactive Q&A

Registration for this virtual event and access to the live webcast and subsequent replay will be accessible under “Events and Presentations” on the Investors page of the Company’s website at https://ir.candeltx.com/news-and-events/events-and-presentations or by clicking here.

About Candel Therapeutics

Candel is a clinical stage biopharmaceutical company focused on helping patients fight cancer with viral immunotherapies. Candel’s engineered viruses are designed to induce immunogenic cell death through direct viral-mediated cytotoxicity in cancer cells, thus releasing tumor neo-antigens while creating a pro-inflammatory microenvironment at the site of injection. Candel has established two viral immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) constructs, respectively. CAN-2409 is the lead product candidate from the adenovirus platform and CAN-3110 is the lead product candidate from the HSV platform. Candel’s enLIGHTEN™ Discovery Platform is the first systematic, iterative HSV-based discovery platform leveraging human biology and advanced analytics to create new viral immunotherapies for solid tumors. For more information about Candel, visit: www.candeltx.com

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, include key data readout milestones; expectations regarding the therapeutic benefit of its programs; and expectations regarding cash runway and expenditures. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; expectations regarding the therapeutic benefit of the Company’s programs; the Company’s ability to efficiently discover and develop product candidates; the Company’s ability to obtain and maintain regulatory approval of product candidates; the Company’s ability to maintain its intellectual property; the implementation of the Company’s business model, and strategic plans for the Company’s business and product candidates, and other risks identified in the Company’s SEC filings, including the Company’s

Registration Statement on Form S-1, the Company’s Quarterly Report on Form 10-Q filed on November 10, 2022, and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact

Cassidy McClain

Account Director

Evoke Canale

Cassidy.McClain@evokegroup.com

(619) 694-6291

Investor Contact

Sylvia Wheeler

Principal

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com